FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2002 (January 8, 2002)

VERILINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28562	94-2857548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Explorer Boulevard, Huntsville, Alabama	35806-2808

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (256) 327-2001

Not Applicable

Former name or former address, if changed since last report

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EMPLOYMENT AGREEMENT

Item 5. Other Events

     On January 9, 2002, the Company announced that Leigh S. Belden was appointed President and Chief Executive Officer of the Company. A letter agreement filed as Exhibit 10.1 hereto provides for the terms of his employment, a negative pledge on Mr. Belden’s stock in the Company until his loans from the Company are repaid, and the rescheduling of the due date of such loans until March 31, 2003. The foregoing is qualified by reference to Exhibit 10.1 hereto.

Item 7.  Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement between the Registrant and Leigh S. Belden dated January 8, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2002	VERILINK CORPORATION

	By:	/s/ C.W. Smith C. W. Smith Vice President and Chief Financial Officer